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                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT


Farm Bureau Life Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated September 29, 1998, by doing the following:


1.       Replacing Section 2.5 (b) in its entirety with the following:

                  "(b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees."

2.       Replacing Schedule A in its entirety with the attached, revised
         Schedule A.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 25th day of September, 2001.


FARM BUREAU LIFE INSURANCE COMPANY

By:      /s/ Dennis M. Marker
Name:    Dennis M. Marker
Title:   Vice President - Investment Administration



VARIABLE INSURANCE PRODUCTS FUND

By:      /s/ Robert Dwight
         Robert Dwight
         Treasurer


FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Mike Kellogg
         Mike Kellogg
         Executive Vice President

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                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND               POLICY FORM NUMBERS OF CONTRACTS
DATE ESTABLISHED BY BOARD OF DIRECTORS     FUNDED BY SEPARATE ACCOUNT

Farm Bureau Life                           Flexible Premium Variable
Variable Account - 3/3/87                  Life Insurance Policy
                                           No.  434-114 (0798)

                                           Flexible Premium Last Survivor
                                           Variable Life Insurance Policy



Farm Bureau Life                           Individual Flexible Premium Deferred
Annuity Account - 1/26/93                  Variable Annuity Contract
                                           No. 434-062 (0798)